Exhibit 10.1

INDEMNITY AGREEMENT

(the “Agreement”)

THIS AGREEMENT is made as of [date] (the “Effective Date”).

BETWEEN:

MITEL NETWORKS CORPORATION, a corporation

governed by the laws of Canada, (the “Corporation”)

- and -

[Name], an individual principally resident in the City of [Place]

(the “Indemnified Party”)

RECITALS:

A.	The Indemnified Party is or has been a duly elected or appointed director or officer of the Corporation.

B.	The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses which the Indemnified Party may incur as a result of acting or continuing to act as a director or officer of the Corporation.

C.	The Indemnified Party has agreed to serve or to continue to serve as a director or officer of the Corporation subject to the Corporation providing the Indemnified Party with an indemnity against certain liabilities and, in order to induce the Indemnified Party to serve and to continue to so serve, the Corporation has agreed to provide the indemnity as set out in this Agreement.

D.	The by-laws of the Corporation contemplate that the Indemnified Party may be indemnified in certain circumstances.

THEREFORE, the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)	“Act” means the Canada Business Corporations Act, as the same exists on the date hereof or may hereafter be amended;

(b)	“Agreement” means this agreement, including all schedules, and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

(c)	“Business Day” means any day, other than a Saturday or a Sunday, on which Royal Bank of Canada in Ottawa, Ontario is open for commercial banking business during normal business hours;

(d)	“Claim” includes any civil, criminal, administrative or investigative or other proceeding of any nature or kind in which the Indemnified Party is involved because of the Indemnified Party’s association with the Corporation;

(e)	“Losses” includes all costs, charges, expenses, losses, damages, fees (including any legal, professional or advisory fees or disbursements), liabilities, amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities, without limitation, and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of the investigation, defence, settlement or appeal of or preparation for any Claim or in connection with any action to establish a right to indemnification under this Agreement, and for greater certainty, includes all taxes, interest, penalties and related outlays of the Indemnified Party arising from any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement; and

(f)	“Parties” means the Corporation and the Indemnified Party collectively and “Party” means any one of them.

1.2	Certain Rules of Interpretation

In this Agreement:

(a)	Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. The Parties hereby irrevocably submit and attorn to the exclusive jurisdiction of the courts of the Province of Ontario with respect to all matters arising out of or relating to this Agreement and all matters, agreements or documents contemplated by this Agreement. The Parties hereby waive any objections they may have to the venue being in such courts including, without limitation, any claim that any such venue is in an inconvenient forum.

(b)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(c)	Number – Unless the context otherwise requires, words importing the singular include the plural and vice versa.

(d)	Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(e)	Entire Agreement – This Agreement constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise. There are no covenants, promises, warranties, representations, conditions or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

ARTICLE 2

OBLIGATIONS

2.1	Obligations of the Corporation

(a)	General Indemnity – Except in respect of an action by or on behalf of the Corporation to procure a judgment in its favour against the Indemnified Party, or except as otherwise provided herein, the Corporation agrees to indemnify and hold the Indemnified Party harmless to the fullest extent permitted by law, including but not limited to the indemnity under the Act, from and against any and all Losses which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of any Claim, provided that the indemnity provided for in this Section 2.1(a) will only be available if:

(i)	the Indemnified Party was acting honestly and in good faith with a view to the best interests of the Corporation;

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful; and

(iii)	in so acting, the Indemnified Party was not in breach of the Indemnified Party’s obligations hereunder.

(b)	Indemnity as of Right – Notwithstanding anything in this Agreement, the Indemnified Party is entitled to an indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the Indemnified Party in connection with the defence of any Claim, if the Indemnified Party:

(i)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the Indemnified Party ought to have done; and

(ii)	fulfils the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above.

(c)	Derivative Claims – In respect of any action by or on behalf of the Corporation to procure a judgment in its favour against the Indemnified Party, in respect of which the Indemnified Party is made a party because of the Indemnified Party’s association with the Corporation, the Corporation shall make application, at its expense, for the approval of a court of competent jurisdiction to advance monies to the Indemnified Party for costs, charges and expenses reasonably incurred by the Indemnified Party in connection with such action and to indemnify and save harmless the Indemnified Party for such costs, charges and expenses of such action provided the Indemnified Party fulfils the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above and provided that such advance or indemnification is not prohibited under any applicable statute and provided the Indemnified Party shall repay such funds advanced if the Indemnified Party ultimately does not fulfil the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above.

(d)	Incidental Expenses – The Corporation shall pay or reimburse the Indemnified Party for the Indemnified Party’s reasonable and necessary travel, lodging or accommodation costs, charges or expenses paid or incurred by or on behalf of the Indemnified Party in carrying out the Indemnified Party’s duties as a director or officer of the Corporation.

(e)	Specific Indemnity for Statutory Obligations – Without limiting the generality of the preceding Sections 2.1(a) through 2.1(d) of this Agreement, the Corporation agrees, to the extent permitted by law, to indemnify and save the Indemnified Party harmless from and against any and all costs, charges, expenses, fees, damages or liabilities arising by operation of statute and incurred by or imposed upon the Indemnified Party in relation to the affairs of the Corporation in the Indemnified Party’s capacity as a director or officer thereof, including but not limited to all statutory obligations to creditors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal, provided that the indemnity provided for in this Section 2.1(e) will only be available if the Indemnified Party fulfils the conditions in Sections 2.1(a)(i) and 2.1(a)(ii) above.

(f)

Partial Indemnification – If the Indemnified Party is determined to be entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Losses incurred in respect of any Claim but not for the total amount thereof, the Corporation shall nevertheless indemnify the

Indemnified Party for the portion thereof to which the Indemnified Party is determined by a court of competent jurisdiction to be so entitled.

(g)	Advance of Expenses – Subject to Section 2.1(c) of this Agreement, the Corporation may, at the request of the Indemnified Party, advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party for any costs, charges or expenses, reasonably incurred by the Indemnified Party in investigating, defending, appealing, preparing for, providing evidence in or instructing and receiving the advice of the Indemnified Party’s counsel or other professional advisors in regard to any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement hereunder, and such amounts shall be treated as a non-interest bearing advance or loan to the Indemnified Party, pending approval of the Corporation and a court of competent jurisdiction (if required), to the payment thereof as an indemnity and provided that the Indemnified Party fulfils the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above. In the event it is ultimately determined by a court of competent jurisdiction that the Indemnified Party did not fulfil the conditions set out in Sections 2.1(a)(i) and 2.1(a)(ii) above, or that the Indemnified Party was not entitled to be fully so indemnified, such loan or advance, or the appropriate portion thereof shall, upon written notice of such determination being given by the Corporation to the Indemnified Party detailing the basis for such determination, be repayable on demand and shall bear interest from the date of such notice at the prime rate prescribed from time to time by Royal Bank of Canada.

2.2	Notice of Proceedings

The Indemnified Party shall, as a condition precedent to the Indemnified Party’s right to be indemnified under this Agreement, give notice in writing to the Corporation as soon as practicable upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Corporation or the Indemnified Party which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party notice in writing as soon as practicable upon it being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Indemnified Party. Such notice shall include a description of the Claim or threatened Claim, a summary of the facts giving rise to the Claim or threatened Claim and, if possible, an estimate of any potential liability arising under the Claim or threatened Claim. Failure by the Indemnified Party to so notify the Corporation of any Claim shall not relieve the Corporation from liability under this Agreement except to the extent that the failure materially prejudices the Corporation.

2.3	Subrogation

Promptly after receiving written notice from the Indemnified Party of any Claim or threatened Claim (other than a Claim by or on behalf of the Corporation to procure a judgment in its favour against the Indemnified Party), the Corporation may, and upon the written request of the Indemnified Party shall, by notice in writing to the Indemnified Party, in a timely manner assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Claim. On delivery of such notice by the Corporation, the Corporation shall not be liable to the Indemnified Party under this Agreement for any fees and disbursements of counsel the Indemnified Party may subsequently incur with respect to the same matter. In the event the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party hereby consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith, and the Indemnified Party shall fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

2.4	Settlement of Claim

No admission of liability in respect of a Claim shall be made by the Indemnified Party without the prior written consent of the Corporation and the Corporation shall not be liable for any settlement of any Claim made without its prior written consent.

ARTICLE 3

MISCELLANEOUS

3.1	Continuance

The Corporation shall give to the Indemnified Party 15 days’ notice of any application by the Corporation for a certificate of continuance in any jurisdiction, indicating the jurisdiction in which it is proposed that the Corporation will be continued and the proposed date of continuance. Upon receipt of such notice, the Indemnified Party may require the Corporation to agree to such amendments to this Agreement as the Indemnified Party, acting reasonably, considers necessary or desirable in order to provide the Indemnified Party with a comprehensive indemnity under the laws of the proposed jurisdiction of continuance.

3.2	Corporation and Indemnified Party to Cooperate

The Corporation and the Indemnified Party shall, from time to time, provide such information and cooperate with the other, as the other may reasonably request, in respect of all matters under this Agreement.

3.3	Effective Time

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became a director or officer of the Corporation.

3.4	Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

3.5	Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

ARTICLE 4

GENERAL

4.1	Term

This Agreement shall survive until six years after the Indemnified Party has ceased to act as a director or officer of the Corporation.

4.2	Assignment

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party. This Agreement shall enure to the benefit of and be binding upon the Parties and the heirs, executors and administrators and other legal representatives of the Indemnified Party and the successors and permitted assigns (including any successor by reason of amalgamation) of the Corporation.

4.3	Amendments and Waivers

No supplement, modification, amendment or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, shall be binding unless executed in writing by the Party to be bound thereby. For greater certainty, the rights of the Indemnified Party under this Agreement shall not be prejudiced or impaired by permitting or consenting to any assignment in bankruptcy, receivership, insolvency or any other creditor’s proceedings of or against the Corporation or by the winding-up or dissolution of the Corporation.

4.4	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	in the case of a Notice to the Indemnified Party at:

Facsimile:

E-mail:

(b)	in the case of a Notice to the Corporation at:

Mitel Networks Corporation

350 Legget Drive

Ottawa, Ontario Canada

K2K 2W7

Attention:         Steven W. Spooner

                          Chief Financial Officer

Facsimile:         (613) 592-7838

E-mail:              steve.spooner@mitel.com

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this Section.

4.5	Further Assurances

The Corporation and the Indemnified Party shall, with reasonable diligence, do all such further acts, deeds or things and execute and deliver all such further documents as may be necessary or advisable for the purpose of assuring and conferring on the Indemnified Party the rights hereby created or intended, and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement or to evidence any loan or advance made pursuant to Section 2.1(e) hereof.

4.6	Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnified Party has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

4.7	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles together shall constitute one and the same agreement.

IN WITNESS OF WHICH the Parties have duly executed this Agreement.

MITEL NETWORKS CORPORATION

By:

Name: Richard D. McBee
Title: Chief Executive Officer

Name: Witness to signature of [Name]	[Name]